                                                                  EXHIBIT (e)(i)


                        PRINCIPAL UNDERWRITING AGREEMENT


                    FORTIS SERIES FUND, INC. (the "Company")
                                  on behalf of:
                           Fortis High Yield Portfolio
                        Fortis Asset Allocation Portfolio
                      Fortis Capital Appreciation Portfolio
                                Fortis Value Fund
                           Fortis Growth & Income Fund
                               Fortis Capital Fund
                               Fortis Growth Fund
                     Fortis U.S. Government Securities Fund
                          Fortis Strategic Income Fund
                                Fortis Money Fund
                       Fortis Tax-Free National Portfolio
                       Fortis Tax-Free Minnesota Portfolio
                         Fortis Global Growth Portfolio
                      Fortis International Equity Portfolio

                                                               November 30, 2001

Hartford Investment Financial Services, LLC
200 Hopmeadow Street
Simsbury, CT  06089


     Re: Underwriting Agreement

Ladies and Gentlemen:

     The Company is a Maryland corporation registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and has shares of capital stock (hereinafter the "Shares") representing interests in investment portfolios of the Company hereto (individually the "Fund" and collectively the "Funds") which are registered under the Securities Act of 1933, as amended (the "1933 Act") and securities acts of various states and jurisdictions. In addition, each Fund offers multiple classes of shares that vary with regard to sales charges and other characteristics. The specific characteristics of the current classes offered by each Fund are set forth on Schedule A that is attached to this Agreement.

     You have informed us that your company, Hartford Investment Financial Services Company ("HIFSCO"), is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934 (the "1934 Act") and that HIFSCO is a member in good standing of the National Association of Securities Dealers, Inc. You have indicated your desire to become the exclusive selling agent and principal underwriter for the Company. We have been authorized to execute and deliver this Agreement to you, which Agreement has been approved by a vote of a majority of the Company's directors (the "Directors") who are not parties to such Agreement or "interested persons" of any party thereto, cast in person at a meeting called for the purpose of voting on the Approval of this Agreement.

     1. Appointment of Underwriter. Upon the execution of this Agreement and in consideration of the agreements on your part herein expressed and upon the terms and conditions set forth herein, we hereby appoint you as the exclusive sales agent for distribution of the Shares (other than sales made directly by the Company without sales charge) and agree that we will deliver to you such shares as you may sell. You agree to use your best efforts to promote the sale of the Shares, but you are not obligated to sell any specific number of the Shares.

     2. Independent Contractor. You will undertake and discharge your obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind the Company by your actions, conduct, or contracts, except that you are authorized to accept orders for the purchase or repurchase of the Shares as our agent. You may appoint sub-agents or distribute the Shares through dealers (or otherwise) as you may determine necessary or desirable from time to time. This Agreement shall not, however, be construed as authorizing any dealer or other person to accept orders for sale or repurchase on our behalf or to otherwise act as our agent for any purpose.

     3. Offering Price. Shares shall be offered for sale at a price equivalent to their net asset value plus, as appropriate, a variable percentage of the public offering price as a sales load, as set forth in the Company's Prospectus for the Shares, as amended from time to time. On each business day on which the New York Stock Exchange is open for business, we will furnish you with the net asset value of the Shares, which shall be determined and become effective as of the close of business of the New York Stock Exchange on that day. The net asset value so determined shall apply to all orders for the purchase of the Shares received by dealers prior to such determination, and you are authorized in your capacity as our agent to accept orders and confirm sales at such net asset value; provided that, such dealers notify you of the time when they received the particular order and that the order is placed with you prior to your close of business on the day on which the applicable net asset value is determined. To the extent that our Shareholder Servicing and Transfer Agent (collectively "Agent") and the Custodian(s) for any pension, profit-sharing, employer or self-employed plan receive payments on behalf of the investors, such Agent and Custodian(s) shall be required to record the time of such receipt with respect to each payment, and the applicable net asset value shall be that which is next determined and effective after the time of receipt by them. In all events, you shall forthwith notify all of the dealers comprising your selling group and the Agent and Custodian(s) of the effective net asset value as received from us. Should we at any time calculate our net asset value more frequently than once each business day, you and we will follow procedures with respect to such additional price or prices comparable to those set forth above in this Section 3.

     4. Sales Commission. (a) On the sale of certain classes of Shares you shall be entitled to charge a front end sales charge in the amount set forth in the Company's Prospectus and Statement of Additional Information (including any supplements or amendments thereto) then in effect under the 1933 Act and the 1940 Act. Such commission (subject to any quantity or other discounts or eliminations of commission as set forth in our then currently effective Prospectus) shall be an amount mutually agreed upon by the Company and HIFSCO and shall be equal to the difference between the net asset value and the public offering price of the Shares.

          (b) In connection with the sale of certain classes of shares, a contingent deferred sales charge will be imposed in the event of a redemption transaction occurring within a certain period of time following such a purchase, as described in the Company's Prospectus and Statement of Additional Information (including any supplements or amendments thereto) then in effect under the 1933 Act and the 1940 Act.

          (c) The front end sales charge, if any, for any class of shares may, at the discretion of a Fund and HIFSCO, be increased, reduced or eliminated as permitted by the 1940 Act, and the rules and regulations thereunder, as they may be amended from time to time, or as set forth elsewhere in this Agreement, provided that, if necessary, such increase, reduction or elimination shall be set forth in the Prospectus for such class and provided that the Funds shall in no event receive for any shares sold an amount less than the net asset value thereof. In addition, any contingent deferred sales charge for any class may, at the discretion of the Funds and HIFSCO, be increased, reduced or eliminated in accordance with the terms of an exemptive order received from, or any applicable rule or rules promulgated by, the Securities and Exchange Commission by the Funds, provided such increase, reduction or elimination shall be set forth in the Prospectus for such class.

          (d) In addition, in accordance with the distribution plans adopted pursuant to Rule 12b-1 under the 1940 Act (the "Distribution Plans") for certain classes of Shares, you will be entitled to be paid a trail commission as set forth in the Prospectus and mutually agreed to by the Company and HIFSCO from time to time.

          (e) You may allow appointed sub-agents or dealers such commissions or discounts (not exceeding the total sales commission) as you shall deem advisable, so long as any such commissions or discounts are set forth in the Company's then current Prospectus, to the extent required by the applicable federal and state securities laws.

     5. Payment for Shares. At or prior to the time of delivery of any of our Shares you will pay or cause to be paid to the Custodian, for our account, an amount in cash equal to the net asset value of such Shares. In the event that you pay for shares sold by you prior to your receipt of payment from purchasers, you are authorized to reimburse yourself for the net asset value of such Shares from the offering price of such Shares when received by you.

     6. Registration of Shares. No Shares shall be registered on our books until
(i) receipt by us of your written request therefor; (ii) receipt by the Custodian and Agent of a certificate signed by an officer of the Company stating the amount to be received therefor; and (iii) receipt of payment of that amount by the Custodian. We will provide for the recording of all Shares purchased in unissued form in "book accounts," unless a request in writing for certificates (if available) is received by the Agent, in which case certificates for Shares in such names and amounts as is specified in such writing will be delivered by the Agent, as soon as practicable after registration thereof on the books.

     7. Purchases for Your Own Account. You shall not purchase Shares for your own account for purposes of resale to the public, but you may purchase Shares for your own investment account upon your written assurance that the purchase is for investment purposes only and that the Shares will not be resold except through redemption by us.

     8. Sales Charge Variations. You may sell the Shares at net asset value, plus a varying sales charge as appropriate, pursuant to a uniform offer described in the Company's current Prospectus and/or Statement of Additional Information, provided that, such sales are made in accordance with the rules and regulations under the 1940 Act. Such net asset value sales and/or varying sales charges can be offered to affiliates of the Funds, HIFSCO and the Funds' investment managers so long as the conditions expressed above in this paragraph are satisfied.

     9. Allocation of Expenses. (a) We will pay the following expenses in connection with the sales and distribution of Shares of the Company:

     (i) expenses pertaining to the preparation of our audited and certified financial statements to be included in any amendments ("Amendments") to our Registration Statements under the 1933 Act, including the Prospectuses and Statements of Additional Information included therein;

     (ii) expenses pertaining to the preparation (including legal fees) and printing of all Amendments or supplements filed with the Securities and Exchange Commission, including the copies of the Prospectuses and Statements of Additional Information included in the Amendments and the first ten (10) copies of the definitive Prospectuses and Statements of Additional Information or supplements thereto, other than those necessitated by or related to your (including your "Parent") activities where such amendments or supplements result in expenses which we would not otherwise have incurred;

     (iii) expenses pertaining to the preparation, printing, and distribution of any reports or communications, including Prospectuses and Statements of Additional Information, which are sent to our existing shareholders; and

     (iv) filing and other fees to federal and state securities regulatory authorities necessary to register and maintain registration of the Shares.

          (b) Except to the extent that you are entitled to reimbursement under the provisions of any of the Distribution Plans for the Company, you will pay the following expenses:

          (i) expenses of printing additional copies of the Prospectuses and Statement of Additional Information and any amendments or supplements thereto which are necessary to continue to offer our shares to the public;

          (ii) expenses pertaining to the preparation (excluding legal fees) and printing of all amendments and supplements to our Registration Statements if the Amendment or supplement arises from or is necessitated by or related to your (including your "Parent") activities where those expenses would not otherwise have been incurred by us; and

          (iii) expenses pertaining to the printing of additional copies, for use by you as sales literature, of reports or other communications which have been prepared for distribution to our existing shareholders or incurred by you in advertising, promoting and selling our Shares to the public.

     10. Furnishing of Information. We will furnish to you such information with respect to our Company and its Shares, in such form and signed by such of our officers as you may reasonably request, and we warrant that the statements therein contained when so signed will be true and correct. We will also furnish you with such information and will take such action as you may reasonably request in order to qualify our Shares for sale to the public under the Blue Sky Laws or in jurisdictions in which you may wish to offer them. We will furnish you at least annually with audited financial statements of our books and accounts certified by independent public accountants, and with such additional information regarding our financial condition, as you may reasonably request from time to time.

     11. Conduct of Business. Other than currently effective Prospectuses and Statements of Additional Information, you will not issue any sales material or statements except literature or advertising which conforms to the requirements of federal and state securities laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities. You will furnish us with copies of all such material prior to their use and no such material shall be published if we shall reasonably and promptly object.

     You shall comply with the applicable federal and state laws and regulations where our Shares are offered for sale and conduct your affairs with us and with dealers, brokers, or investors in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

     12. Redemption or Repurchase within Seven Days. If Shares are tendered to us for redemption or are repurchased by us within seven (7) business days after your acceptance of the original purchase order for such shares, you will immediately refund to us the full amount of any sales commission (net of allowances to dealers or brokers) allowed to you on the original sale, and will promptly, upon receipt thereof, pay to us any refunds from dealers or brokers of the balance of sales commissions reallowed by you. We shall notify you of such tender for redemption within ten (10) days of the day on which notice of such tender for redemption is received by us.

     13. Other Activities. Your services pursuant to this Agreement shall not be deemed to be exclusive, and you may render similar services and act as an underwriter, distributor or dealer for other investment companies in the offering of their shares.

     14. Term of Agreement. This Agreement shall become effective on the date of its execution and shall remain in effect for a period of two (2) years from the date of this Agreement. This Agreement shall continue annually thereafter for successive one (1) year periods if approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Company or by a vote of the Directors of the Company, and (ii) by a vote of a majority of the Directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on this Agreement.

     15. Termination. This Agreement: (i) may be terminated at any time without the payment of any penalty, either by vote of the Directors of the Company or by a vote of a majority of the outstanding voting securities of the Company, on sixty (60) days' written notice to you; (ii) shall terminate immediately in the event of its assignment; and (iii) may be terminated by you on sixty (60) days' written notice to us.

     16. Suspension of Sales. We reserve the right at all times to suspend or limit the public offering of the Shares upon written notice to you, and to reject any order in whole or in part.

     17. Miscellaneous. This Agreement shall be subject to the laws of the State of Connecticut and shall be interpreted and construed to further and promote the operation of the Company as an open-end investment company. As used herein, the terms "Net Asset Value," "Offering Price," "Investment Company," "Open-End Investment Company," "Assignment," "Principal Underwriter," "Interested Person," and "Majority of the Outstanding Voting Securities," shall have the meanings set forth in the 1933 Act and the 1940 Act, as applicable, and the rules and regulations promulgated thereunder.

     18. Indemnification. HIFSCO agrees to indemnify each Fund against any and all litigation and other legal proceedings of any kind or nature against any liability, judgment, cost or penalty imposed as a result of such litigation or proceedings in any way arising out of or in connection with the sale or distribution of the shares of the Fund by HIFSCO. In the event of the threat or institution of any such litigation or legal proceedings against a Fund, HIFSCO shall defend such action on behalf of the Fund at its own expense, and shall pay any such liability, judgment, cost or penalty resulting therefrom, whether imposed by legal authority or agreed upon by way of compromise and settlement: provided, however, HIFSCO shall not be required to pay or reimburse the Fund for any liability, judgment, cost or penalty incurred as a result of information supplied by, or as a result of the omission to supply information by, the Fund to HIFSCO, or to HIFSCO by a director, officer, or employee of the Fund who is not an interested person of HIFSCO, unless the information so supplied or omitted was available to HIFSCO or the Fund's investment adviser without recourse to the Fund or any such interested person of the Fund.

     19. Liability. Nothing contained herein shall be deemed to protect you against any liability to us or to our shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

     If the foregoing meets with your approval, please acknowledge your acceptance by signing below whereupon this shall constitute a binding agreement as of the date first above written.

Very truly yours,

FORTIS SERIES FUND, INC.
on behalf of:

Fortis High Yield Portfolio
Fortis Asset Allocation Portfolio
Fortis Capital Appreciation Portfolio
Fortis Value Fund
Fortis Growth & Income Fund
Fortis Capital Fund
Fortis Growth Fund
Fortis U.S. Government Securities Fund
Fortis Strategic Income Fund
Fortis Money Fund
Fortis Tax-Free National Portfolio
Fortis Tax-Free Minnesota Portfolio
Fortis Global Growth Portfolio
Fortis International Equity Portfolio

By: /s/ David M. Znamierowski
   -----------------------------------
Name:   David M. Znamierowski
Its:    President

Agreed to and Accepted:

Hartford Investment Financial Services, LLC

By: /s/ John C. Walters
    ---------------------------------------
Name:   John C. Walters
Its:    Executive Vice President

EXHIBIT A

FUND BY FUND SPECIFICATIONS OF THE

FORTIS MULTIPLE CLASS SHARES STRUCTURE

                           ASSET ALLOCATION PORTFOLIO
                         CAPITAL APPRECIATION PORTFOLIO
                              HIGH YIELD PORTFOLIO


Summary:   Each Advantage Portfolio will have four classes of shares:
           Class A, Class B, Class H, and Class C. In addition, Asset Allocation Portfolio has Class Z shares.

Specifics: The Multiple Class Shares Structure for the four portfolios of this Fund is, except to the extent indicated below, identical.

CLASS A SHARES

Front End Sales Charge ("FESC"): 4.5% on High Yield and Government Total Return and 4.75% on Asset Allocation and Capital Appreciation (With breakpoints on sales of $100,000 or more.)

Dealer Concession: 4.0% (Which decreases on sales of $1,000,000 or more)

Contingent Deferred Sales Charge ("CDSC"): None (Except for sales of $1,000,000 or more which are subject to a CDSC, but not a FESC - the "Million Dollar NAV Program")

Conversion to Class A:  Not Applicable

Total 12b-1 Fees:  Asset Allocation Portfolio                  .45%
                   Capital Appreciation Portfolio              .45%
                   High Yield Portfolio                        .35%

Trail Commission:  Asset Allocation Portfolio                  .25% (.45%*)
                   Capital Appreciation Portfolio              .25% (.45%*)
                   High Yield Portfolio                        .25% (.35%*)


* The higher Trail Commission amount is paid when the aggregate current value of the portfolio accounts for the Dealer's customers exceeds $1,000,000.

                             CLASS B/CLASS H SHARES

Except where indicated below, the characteristics of Class B shares are identical to the characteristics of Class H shares.

FESC:                               None

Dealer Concession:                  4.0% (5-1/4% on Class H)

CDSC:                               4%, 4%, 3%, 3%, 2%, 1% (6 years)

Conversion to Class A:              Year 9

Total 12b-1 Fees:                   1.0%

Trail Commission:                   .25% (No Trail Commission on Class H shares)

                                 CLASS C SHARES


FESC:                               None

Dealer Concession:                  1.0%

CDSC:                               1% for 1 year

Conversion to A:                    None

Total 12b-1 Fees:                   1.0%

Trail Commission:                   1.0% (Beginning in Year 2)

                                 CLASS Z SHARES

FESC:                               None

Dealer Concession:                  None

CDSC:                               None

Conversion to A:                    None

Total 12b-1 Fees:                   None

Trail Commission:                   None

                               FORTIS CAPITAL FUND
                                FORTIS VALUE FUND
                           FORTIS GROWTH & INCOME FUND

Summary: Fortis Capital Fund, Fortis Value Fund and Fortis Growth & Income Fund will have four classes of shares: Class A, Class B, Class H and Class C.

Specifics:

                                 CLASS A SHARES

FESC:                               4.75% (With breakpoints on sales of $100,000 or more)

Dealer Concession:                  4.0% (Which decreases on sales of $1,000,000 or more)

CDSC:                               None (Except for sales of $1,000,000 or more, which are subject to a
                                    CDSC but not a FESC - the "Million Dollar NAV Program")

Conversion to Class A:              Not Applicable

Total 12b-1 Fees:                   .25%

Trail Commission:                   .25%

                             CLASS B/CLASS H SHARES


Except where indicated below, the characteristics of Class B shares are identical to the characteristics of Class H shares.

FESC:                               None

Dealer Concession:                  4.0% (5-1/4% on Class H)

CDSC:                               4%, 4%, 3%, 3%, 2%, 1% (6 years)

Conversion to Class A:              Year 9

Total 12b-1 Fees:                   1.0%

Trail Commission:                   .25% (No Trail Commission on Class H shares)

         CLASS C SHARES


FESC:                               None

Dealer Concession:                  1.0%

CDSC:                               1% for 1 year

Conversion to A:                    None

Total 12b-1 Fees:                   1.0%

Trail Commission:                   1.0% (Beginning in Year 2)

                                   GROWTH FUND

Summary: Fortis Growth Fund will have five classes of shares: Class A, Class B, Class H, Class C and Class Z.

Specifics:

                                 CLASS A SHARES

FESC:                               4.75% (With breakpoints on sales of $100,000 or more)

Dealer Concession:                  4.0% (Which decreases on sales of $1,000,000 or more)

CDSC:                               None (Except for sales of $1,000,000 or more, which are subject to a
                                    CDSC but not a FESC - the "Million Dollar NAV Program")

Conversion to Class A:              Not Applicable

Total 12b-1 Fees:                   .25%

Trail Commission:                   .25%


                             CLASS B/CLASS H SHARES


Except where indicated below, the characteristics of Class B shares are identical to the characteristics of Class H shares.

FESC:                               None

Dealer Concession:                  4.0% (5-1/4% on Class H)

CDSC:                               4%, 4%, 3%, 3%, 2%, 1% (6 years)

Conversion to Class A:              Year 9

Total 12b-1 Fees:                   1.0%

Trail Commission:                   .25% (No Trail Commission on Class H shares)

                                 CLASS C SHARES


FESC:                               None

Dealer Concession:                  1.0%

CDSC:                               1% for 1 year

Conversion to A:                    None

Total 12b-1 Fees:                   1.0%

Trail Commission:                   1.0% (Beginning in Year 2)



                                 CLASS Z SHARES


FESC:                               None

Dealer Concession:                  None

CDSC:                               None

Conversion to A:                    None

Total 12b-1 Fees:                   None

Trail Commission:                   None

                         U.S. GOVERNMENT SECURITIES FUND
                              STRATEGIC INCOME FUND


Summary: U.S. Government Securities Fund will have 5 classes of shares: Class A, Class B, Class H, Class C and Class E. Strategic Income Fund will have 4 classes of shares: Class A, Class B, Class H and Class C.

Specifics:

                                 CLASS A SHARES

FESC:                               4.5% (With breakpoints on sales of $100,000 or more)

Dealer Concession:                  4.0% (Which decreases on sales of $1,000,000 or more)

CDSC:                               None (Except for sales of $1,000,000 or more, which are subject to a
                                    CDSC but not a FESC - the "Million Dollar NAV Program")

Conversion to Class A:              Not Applicable

Total 12b-1 Fees:                   .25%

Trail Commission:                   .25%

                             CLASS B/CLASS H SHARES

Except where indicated below, the characteristics of Class B shares are identical to the characteristics of Class H shares.

FESC:                               None

Dealer Concession:                  4.0% (5-1/4% on Class H)

CDSC:                               4%, 4%, 3%, 3%, 2%, 1% (6 years)

Conversion to Class A:              Year 9

Total 12b-1 Fees:                   1.0%

Trail Commission:                   .25% (No Trail Commission on Class H shares)

                                 CLASS C SHARES


FESC:                               None

Dealer Concession:                  1.0%

CDSC:                               1% for 1 year

Conversion to A:                    None

Total 12b-1 Fees:                   1.0%

Trail Commission:                   1.0% (Beginning in Year 2)


                                 CLASS E SHARES


FESC:                               4.5% (With breakpoints on sales of $100,000 or more)

Dealer Concession:                  4.0% (Which decreases on sales of $1,000,000 or more)

CDSC:                               None (Except for sales of $1,000,000 or more, which are subject to a
                                    CDSC, but not a FESC - the "Million Dollar NAV Program")

Conversion to Class A:              Not Applicable

Total 12b-1 Fees:                   None

Trail Commission:                   None

                                FORTIS MONEY FUND


Summary: Fortis Money Fund will have four classes of shares: Class A, Class B, Class H and Class C.

Specifics:


                                 CLASS A SHARES

FESC:                               None

Dealer Concession:                  None

CDSC:                               None

Conversion to Class A:              Not Applicable

Total 12b-1 Fees:                   .20%

Trail Commission:                   .20%


                             CLASS B/CLASS H SHARES


Except where indicated below, the characteristics of Class B shares are identical to the characteristics of Class H shares.

FESC:                               None

Dealer Concession:                  4.0% (5-1/4% on Class H)

CDSC:                               4%, 4%, 3%, 3%, 2%, 1% (6 years)

Conversion to Class A:              Year 9

Total 12b-1 Fees:                   1.0%

Trail Commission:                   .25% (No Trail Commission on Class H shares)

                                 CLASS C SHARES


FESC:                               None

Dealer Concession:                  1.0%

CDSC:                               1% for 1 year

Conversion to A:                    None

Total 12b-1 Fees:                   1.0%

Trail Commission:                   1.0% (Beginning in Year 2)

                               MINNESOTA PORTFOLIO
                               NATIONAL PORTFOLIO


Summary:     The Fortis Tax-Free Portfolios will have five classes of shares:
             Class A, Class B, Class H, Class C, and Class E.

Specifics:

                                 CLASS A SHARES

FESC:                               4.5% (With breakpoints on sales of $100,000 or more)

Dealer Concession:                  4.0% (Which decreases on sales of $1,000,000 or more)

CDSC:                               None (Except for sales of $1,000,000 or more, which are subject to a
                                    CDSC but not a FESC - the "Million Dollar NAV Program")

Conversion to Class A:              Not Applicable

Total 12b-1 Fees:                   .25%

Trail Commission:                   .25%

                             CLASS B/CLASS H SHARES


Except where indicated below, the characteristics of Class B shares are identical to the characteristics of Class H shares.

FESC:                               None

Dealer Concession:                  4.0% (5-1/4% on Class H)

CDSC:                               4%, 4%, 3%, 3%, 2%, 1% (6 years)

Conversion to Class A:              Year 9

Total 12b-1 Fees:                   1.0%

Trail Commission:                   .25% (No Trail Commission on Class H shares)

                                 CLASS C SHARES


FESC:                               None

Dealer Concession:                  1.0%

CDSC:                               1% for 1 year

Conversion to A:                    None

Total 12b-1 Fees:                   1.0%

Trail Commission:                   1.0% (Beginning in Year 2)


                                 CLASS E SHARES

FESC:                               4.5% (With breakpoints on sales of $100,000 or more)

Dealer Concession:                  4.0% (Which decreases on sales of $100,000 or more)

CDSC:                               None (Except for sales of $1,000,000 or more, which are subject to a
                                    CDSC, but not a FESC - the "Million Dollar NAV Program")

Conversion to Class A:              Not Applicable

Total 12b-1 Fees:                   None

Trail Commission:                   None




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




                             GLOBAL GROWTH PORTFOLIO
                         INTERNATIONAL EQUITY PORTFOLIO


Summary: Global Growth Portfolio and International Equity Portfolio will have four classes of shares: Class A, Class B, Class H and Class C.

Specifics:

                                 CLASS A SHARES

FESC:                               4.75% (With breakpoints on sales of $100,000 or more)

Dealer Concession:                  4.0% (Which decreases on sales of $1,000,000 or more)

CDSC:                               None (Except for sales of $1,000,000 or more, which are subject to a
                                    CDSC but not a FESC - the "Million Dollar NAV Program")

Conversion to Class A:              Not Applicable

Total 12b-1 Fees:                   .25%

Trail Commission:                   .25%


                             CLASS B/CLASS H SHARES

Except where indicated below, the characteristics of Class B shares are identical to the characteristics of Class H shares.

FESC:                               None

Dealer Concession:                  4.0% (5-1/4% on Class H)

CDSC:                               4%, 4%, 3%, 3%, 2%, 1% (6 years)

Conversion to Class A:              Year 9

Total 12b-1 Fees:                   1.0%

Trail Commission:                   .25% (no Trail Commission on Class H shares)

                                 CLASS C SHARES


FESC:                               None

Dealer Concession:                  1.0%

CDSC:                               1% for 1 year

Conversion to A:                    None

Total 12b-1 Fees:                   1.0%

Trail Commission:                   1.0% (Beginning in Year 2)




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